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ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES
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         EXHIBIT 21.1.
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         SUBSIDIARIES
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                                                                  State
                                                                 in Which
                                                                Subsidiary
                                                                Organized
                                                                ---------

         OilQuip Rental, Inc                                    Delaware

         Mountain Compressed Air, Inc                            Texas

         Jens Oilfield Services, Inc.                            Texas

         Strata Directional Technology, Inc.                     Texas